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                                                                    EXHIBIT 10.7


                        MERCHANTS METALS HOLDING COMPANY
                       (formerly Ivy Holding Corporation)

                             1988 STOCK OPTION PLAN


         This Ivy Holding Corporation 1988 Stock Option Plan (the "Plan") provides for the granting of nonqualified stock options to Eligible Individuals (as hereinafter defined) of Ivy Holding Corporation, a Delaware corporation (the "Corporation"), or of its subsidiary corporations, as that term is defined in Section 3 hereof (the "Subsidiaries" ). The purpose of the Plan is to provide an incentive for such Eligible Individuals to remain in the employ of the Corporation or the Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and/or to aid the Corporation in attracting able persons to enter the employ of the Corporation and the Subsidiaries.

SECTION 1.       Stock and Maximum Number of Shares Subject to the Plan.

         1.1 Description of Stock and Maximum Shares Allocated. Subject to the adjustments provided for in Paragraphs 5.7 and 5.8 hereof, the shares of stock which options granted hereunder give the holder thereof the right to purchase are shares of the Corporation's authorized Class C Common Stock, $.01 par value (such stock, together with any other securities with respect to which options granted hereunder may become exercisable, hereinafter referred to as the "Stock"), and may be unissued or reacquired shares, as the Board of Directors of the Corporation (the "Board of Directors") may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Paragraph 5. 5 hereof, the aggregate number of shares of the Stock to be issued pursuant to the exercise of all options granted hereunder shall not exceed one hundred fiftv thousand (150,000) shares.

         1.2 Restoration of Unpurchased Shares. If an option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise thereof in full, the shares of Stock subject to but not issued under such option shall again be available for options granted hereunder subsequent thereto.

SECTION 2.       Administration of the Plan.

         2.1 Administration Committee. The Plan shall be administered by an Administration Committee (the "Committee"), the members of which shall be appointed by the Board of Directors. In the event that the Stock is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), the Committee shall consist of not less than three (3) members of the Board of Directors, all members of the Committee shall be "disinterested persons," as defined in Rule 16b-
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3(d)(3) promulgated under the Act, and members of the Committee shall not be eligible to receive options granted hereunder while they are serving as members of the Committee.

         2.2 Meetings and Actions of Administration Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had ben made at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof as it may deem advisable.

         2.3 Committee's Powers. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion,
(a) to adopt, amend and rescind rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective option agreements (which need not be identical), including provisions defining or otherwise relating to (i) (subject to Section 5 of the Plan) the term and the period or periods and extent of exercisability of the options, (ii) the extent to which the transferability of shares issued upon exercise of options is restricted,
(iii) the effect of termination of employment on the exercisability of the options, and (iv) the effect of approved leaves of absence; (C) to construe the respective option agreements and the Plan; and (d) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Paragraph 2. 3 shall be final and conclusive.

SECTION  3.      Eligibility and Participation.

         3.1 Eligible Employees. Options may be granted hereunder to persons who, at the time of the grant thereof, are employees, including but not limited to officers, directors, and executives, or who are non-employee directors, or who are prospective Corporation or of employees of any of the Subsidiaries (as used herein, Subsidiary means a company of which, at the particular time or times during the particular period or periods in question, the Corporation, directly or indirectly, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock) (such persons are hereinafter referred to as "Eligible Individuals").

         3.2 No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an option hereunder.





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SECTION 4.       Grant of Options.

         Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted options hereunder from time to time and the number of shares subject to such options and shall authorize the granting of options in accordance with such determinations. Each option granted hereunder shall be evidenced by an agreement (the "Agreement"), executed by the Corporation and the Eligible Individual to whom the option is granted (the "Holder" ), incorporating such terms as the Committee shall deem necessary or desirable. More than one option may be granted hereunder to the same person and be outstanding concurrently hereunder.

SECTION 5.       Terms and Conditions of Options.

         All options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

         5.1 Number of Share. Each Agreement shall state the number of shares of Stock to which it relates.

         5.2 Exercise Price. Each Agreement shall state the exercise price per share of the shares of Stock to which it relates.

         5.3 Medium, Time of Payment, and Method of Exercise. The exercise price shall be payable upon the exercise of the consent in cash, by certified or cashier's check, or, with the consent of the Committee, with shares of stock of the Corporation owned by the Holder, including multiple series of exchanges of Stock. With approval of the Committee, the Holder may elect to have Stock withheld to satisfy any applicable withholding taxes. Exercise of an option shall not be effective until the Corporation has received written notice of exercise, specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate option price of the number of shares purchased. The Corporation shall not in any case be required to issue and sell a fractional share. The method of exercise may be further conditioned as the Committee deems appropriate.

         5.4 Term, Time of Exercise, and Transferability of Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an option, an option shall be exercisable during a Holder's lifetime only by him or by his guardian or legal representative, and an option shall not be transferable other than by will or the laws of descent and distribution.

                 (a) Termination of Employment. In the event that a Holder shall cease to be in the employ of the Corporation or the Subsidiaries for any reason other than disability, death, or retirement (and shall not thereupon become an employee of the subsidiaries or the Corporation), the unexpired and unexercised portion of the option granted to such Holder shall terminate on the date that the Holder tenders his resignation notifies a representative





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         of the Corporation that he is terminating his employment or is notified by a representative of the Company that his employment has been terminated.

                 (b) Disability. In the event that a Holder shall cease to be in the employ of the Corporation or a Subsidiary by reason of disability, the unexercised portion of the option granted to such Holder hereunder shall terminate on the date that is three (3) months from the date such Holder's employment with the Corporation or Subsidiary was terminated by reason of his disability, unless such option expires by its terms on an earlier date. For this purpose, a Holder shall be deemed disabled if he is unable to engage in any gainful activity by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months, or which can be expected to result in death.

                 (c) Retirement. In the event that a Holder attains the age of at- least 60 years and his employment terminates by reason of his retirement, the unexercised portion of the option granted to such Holder hereunder shall terminate on the date that is three (3) months from the date such Holder's employment with the Corporation or a Subsidiary was terminated by reason of his retirement, unless such option expires by its terms on an earlier date.

                 (d) Death. In the event a Holder dies while in the employ of the Corporation or a Subsidiary, any option granted him hereunder shall be exercisable within the three (3) month period commencing on the date following the date of his death, unless such option expires sooner under its terms, or within the time permitted for the exercise of the option forth in the immediately following paragraph, whichever date first occurs, and then only (i) by the person or persons (hereinafter sometimes referred to as "Successors" ) to whom the Holder's rights under the option shall pass by the Holder's will or the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option on the date of his death. Such option, to the extent not exercised within the above period after the date of the Holder's death, shall, upon the expiration of such period, terminate.

No Option granted hereunder shall be exercisable after the expiration of ten
(10) years from the date it is granted. The Committee shall have authority to prescribe in any Agreement that the option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but no fractional) shares which have become purchasable under the option.

Within a reasonable time after such notice is received and all conditions precedent to the effective exercise of the option are satisfied, the Corporation shall issue and deliver a certificate representing the shares so purchased. Nothing herein or in any option granted hereunder shall require the Corporation to issue any shares upon exercise of any option if such issuance would, in the opinion





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of counsel for the Corporation, constitute a violation of the Securities Act of
1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an option, the Corporation may, as a condition precedent to the exercise of such option, require from the Holder of the option (or in the event of his death, his legal representatives, legatees or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such option and such written covenants and agreements, if any, as to the manner of disposal of such shares to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, legatees or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         5.5 Adjustments Upon Changes in Capitalization. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger in which the Corporation is the surviving corporation, or otherwise, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding option and the option price of each outstanding option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 5. 5. A dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, or a transaction in which another person or entity becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation shall cause every option then outstanding to terminate, but the Holder of each such then outstanding option shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise, in whole or in part, such option to the extent not theretofore exercised, without regard to the determination as to periods and installments of exercisability if (and only if) such option has not at that time expired or been terminated or cancelled.

         5.6 Rights as a Shareholder. A Holder shall have no right as a shareholder with respect to any shares covered by his option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property)





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or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 5.7 hereof.

         5.7     Modification, Extension and Renewal of Options.  Subject    to
the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new options hereunder in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an option granted hereunder (except as provided in Paragraph 5. 8) shall, without the consent of the Holder, alter or impair any rights or obligations under any option theretofore granted hereunder to such Holder under the Plan.

         5.8 Modification of Options if Class C Stock Has Been Converted. If, pursuant to its Certificate of Incorporation, the Corporation has at any time converted all of the issued and outstanding Class C Common Stock to Class A Common Stock, $.01 par value, each unexpired option for Class C Common Stock granted under this Plan shall automatically be converted into an option for an equivalent number of shares of Class A Common Stock.

         5.9 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         5.10 Obligation to Exercise; Termination of Employment. The granting of an option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with the Corporation and its subsidiaries, the unexercised portion of an option granted hereunder shall terminate in accordance with Paragraph 5.4 hereof.

         5.11 Other Provisions. The Agreements authorized under the Plan shall contain such other provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the option and the transfer of shares thereby acquired) as the Committee shall deem advisable.

SECTION 6.       General.

         6.1 Allocation of Funds. The proceeds received by the Corporation from the sale of shares pursuant to options shall be used for general corporate purposes.

         6.2 Right of the Corporation and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the Employment of such Holder at any time.





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         6.3     No Liability for Good Faith Determinations.  Neither the
members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any option granted under it.

         6.4     Information Confidential.   As partial consideration for the
granting of each option hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may -be given in confidence to the Holder's spouse or to a financial institution to the extent that such information is necessary in order to secure a loan. In the event any breach of this promise comes to the attention of the Committee, the Committee shall take into consideration such breach, in determining whether to recommend the grant of any future option or options to such Holder, as a factor militating against the advisability of granting any such future option or options to such employee.

         6.5 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its employees.

         6.6 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributes, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         6.7 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

         6.8 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or the Subsidiaries.

         6.9 Corporation Records. Records of the Corporation or the Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

         6.10 Information. The Corporation and the Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.





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         6.11    No Liability of Corporation.  The Corporation assumes no
obligation or responsibility to the Holder or his personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         6.12 Corporation Action. Any action required of the Corporation shall be by resolution of its Board or by a person authorized to act by Board resolution.

         6.13 Severability. In the event any provision of this Plan shall be field to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         6.14 Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the option agreement pertaining to the shares to which such notice relates.

         6.15 Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

         6.16 Binding Effect. The Plan shall be binding upon the Holder, his heirs, legatees, and legal representatives, upon the Corporation, its successors and assigns, and upon the Committee and its successors.

         6.17 Amendment, Suspension, or Discontinuance. The Board of Directors or shareholders of the Corporation may amend, suspend, or discontinue the Plan at any time, but the shareholders must approve any amendment which increases the aggregate number of Shares which may be issued under the Plan (other than an increase made pursuant to paragraph 5.5 hereof) or which amends paragraph 3 hereof.

         6.18 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         6.19 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas, without regard to conflicts of law rules, except to the extent Texas law is preempted by federal statute. The obligation of the Corporation to sell and deliver stock hereunder is subject to applicable laws and to the approval of





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any governmental authority required in connection with the authorization, issuance, sale or delivery of such stock.

         6.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.





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     FIRST AMENDMENT TO THE IVY HOLDING CORPORATION 1988 STOCK OPTION PLAN


                 This First Amendment to the Ivy Holding Corporation 1988 Stock Option Plan (the "First Amendment") is made as of the 13th day of December, 1996, by Merchants Metals Holding Company, a Delaware corporation, formerly known as Ivy Holding Company (the "Corporation").

                 WHEREAS, the Corporation adopted that certain Ivy Holding Corporation 1988 Stock Option Plan (the "Plan") dated as of December 12, 1988; and

                 WHEREAS, on December 13, 1996, the Corporation effected a recapitalization (the "Recapitalization") of the Corporation whereby, among other things, (i) MMHC Merger Company, a newly formed Delaware corporation, was merged with and into the Corporation, (ii) the old common stock (including the old Class C Common Stock, $.01 par value per share) and old preferred stock of the Corporation were exchanged for cash and (iii) new common stock and new preferred stock (including Class A Common Stock, par value $.01 per share, and Series A Junior Preferred Stock, par value $.01 per share) were issued to certain subscribers therefor such that the amount of outstanding preferred stock and overall equity of the Corporation was substantially increased; and

                 WHEREAS, pursuant to the Recapitalization, the Corporation desires to amend certain provisions of the Plan as provided herein; and

                 WHEREAS, pursuant to the provisions of Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent approving the following amendments of the Plan;

                 NOW THEREFORE, pursuant to Paragraph 6.17 of the Plan, the Board of Directors of the Corporation hereby amends the Plan as follows:

                          1. Amendment of Certain Provisions Only. This First Amendment shall amend only those provisions of the Plan set forth herein, and those Sections and Paragraphs not expressly amended hereby shall remain in full force and effect.

                          2. Amendment of the Title of the Plan. The title of the Plan is hereby amended in its entirety to read as follows:

                          Merchants Metals Holding Company 1988 Stock Option
         Plan.

                          3. Amendment of the Preamble of the Plan. The text of the Preamble to the Plan is amended such that the first sentence of the Preamble reads as follows:

                          "This Merchants Metals Holding Corporation 1988 Stock
                 Option Plan (the "Plan") provides for the granting of nonqualified stock options to Eligible Individuals (as hereinafter defined) of Merchants Metals Holding Corporation, a Delaware corporation (the "Corporation"), or of its subsidiary corporations, as that term is defined in Paragraph
                 3.1 hereof (the "Subsidiaries")."

                          4. Amendment of Provisions Regarding Description of Stock and Maximum Shares Allocated. The text of Paragraph 1.1 of the Plan is hereby amended in its entirety to read as follows:

                          "1.1    Description of Stock and Maximum Shares
                 Allocated. Subject to the adjustments provided for in Paragraphs 5.5 and 5.7 hereof, the shares of stock which options granted hereunder give the holder thereof the right to purchase are shares of the Corporation's authorized Class A Common Stock, $.01 par value per share (the "Class A Common Stock" and, together with any other securities with respect to which options granted hereunder may become exercisable, hereinafter referred to as the "Stock"), and may be unissued or reacquired shares, as the Board of Directors of the Corporation (the "Board of Directors") may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Paragraph 5.5 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all options granted hereunder shall not exceed thirty thousand (30,000) shares (the "Maximum Share Allocation") of Class A Common Stock. Notwithstanding the foregoing, options to purchase shares of Series A Preferred Stock which are outstanding as of the effective date of the First Amendment to the Plan (the "First Amendment Date"), and shares of Series A Preferred Stock issuable upon the exercise thereof, shall not be calculated as a part of or subject to the Maximum Share Allocation contained herein."

                          5. Amendment of Provisions Regarding Rights as a Shareholder. The text of Paragraph 5.6 of the Plan is hereby amended such that the following text is inserted at the end of Paragraph 5.6:

                          "Notwithstanding the foregoing, adjustments (the
                 "Series A Preferred Stock Option Adjustments") shall be made to options to purchase shares of Series A Preferred Stock which are outstanding as of the First Amendment Date, such Series A Preferred Stock Option Adjustments to be made in accordance with that certain Unanimous Written Consent of the Board of Directors of the Corporation dated December 11, 1996."

                          6. Deletion of Provisions Regarding Modification of Options if Class C Common Stock Has Been Converted. The heading and text of Paragraph 5.8 of the Plan shall be deleted in their entirety and replaced by the words "Intentionally Omitted."

                          7. Effective Date. The provisions of this First Amendment shall be effective as of December 13, 1996.

                 IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this First Amendment as of the date first above written.




                                      /s/ THOMAS MCWILLIAMS
                                      ----------------------------------------
                                      Thomas McWilliams


                                      /s/ RONALD G. VENABLE
                                      ----------------------------------------
                                      Ronald G. Venable


                                      /s/ JULIUS S. BURNS
                                      ----------------------------------------
                                      Julius S. Burns